Exhibit 99.1

For Immediate Release:  November 9, 2004

Contact:  Fred H. Geyer

(901) 746-2020

True Temper Sports Announces

2004 Third Quarter & Year-To-Date Results

Results of Operations

Memphis, Tennessee…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2004 third quarter and year-to-date results.  Net sales for the third quarter decreased to $21.3 million from the $24.7 million recorded during the third quarter of 2003.  Net income for the third quarter decreased to $0.7 million from $2.3 million in the third quarter of last year.  Adjusted EBITDA (defined below) for the third quarter decreased to $6.7 million in 2004 from $8.0 million in 2003.  Net sales on a year-to-date basis through September decreased to $76.9 million from $88.8 million during the same period in 2003.  Net income decreased to a loss of $5.6 million in 2004 from income of $8.6 million during the first nine months of 2003.  Excluding the impact of certain one time acquisition related expenses which resulted in an after-tax charge of $10.9 million, described more fully below, net income would have been $5.3 million in the first nine months of 2004 compared to $8.6 million during the same period in 2003.  Adjusted EBITDA for the first nine months decreased to $23.5 million in 2004 from $27.8 million in 2003.

On January 30, 2004, TTS Holdings LLC, a new company formed by Gilbert Global Equity Partners L.P., entered into a stock purchase agreement with our direct parent company, True Temper Corporation, and certain of its security holders, pursuant to which TTS Holdings LLC and certain members of our senior management agreed to purchase all of the outstanding shares of capital stock of True Temper Corporation.  The transaction contemplated by the purchase agreement closed on March 15, 2004.  As part of this transaction, the Company was recapitalized through the establishment of a new senior credit facility and the issuance of new 8 3/8% senior subordinated notes due 2011.  In conjunction with this recapitalization, certain expenses related to the early extinguishment of long-term debt and other related transaction fees were recorded totaling $14.6 million, resulting in a $10.9 million after-tax reduction to net income.  The transaction was accounted for using the purchase method of accounting.  Accordingly, the financial statements included in this press release present the historical cost basis results of the Company as “predecessor company” through March 14, 2004, and the results of the Company as “successor company” from March 15, 2004 through September 26, 2004.  The sum of the results of the predecessor company and successor companies is also included, and labeled as “combined company.”

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “While our sales decline in the third quarter was not as dramatic as the decline we experienced during the second quarter, our overall performance on the revenue line was still disappointing.  Although we see positive results from our efforts in some targeted product categories, such as sales of our Grafalloy Blue™ and ProLaunch™ products which are up 50% on a year-to-date basis, these achievements are currently being overshadowed by the general market dynamics at work in our industry.  In particular, we believe our year-to-date sales revenue has been negatively impacted by excess inventory in the distribution channel, delays in new product launches from our OEM partners, and adverse weather conditions throughout the United States affecting the amount of golf being played.”

Mr. Hennessy continued, “We continue to work diligently to mitigate the impact of this industry sluggishness to our gross profit and EBITDA margins.  On a year-to-date basis, our gross profit margin of 40.3% compares well with the 2003 level of 40.5%; and we are holding our Adjusted EBITDA margins at over 30%.  These profit results are attributed to a number of factors, and have been favorably impacted by the productivity and cost control initiatives implemented by our management team in response to the softness on the revenue line.  In addition, our transition of graphite golf shaft production to southern China has gone very smoothly, and we are now well positioned to capitalize on the sales and marketing benefits of this manufacturing strategy.”

Outlook

In his comments about the Company’s future performance, Mr. Hennessy said, “Visibility into future periods continues to be limited, as our key OEM and distribution partners are in the process of evaluating and modifying their golf club launch plans in light of current market conditions.  Based on our recent customer order patterns and historical ratios, we now expect our 2004 full year revenue to be down approximately the same percentage as our September year-to-date level.”

Mr. Hennessy went on to say, “The overall landscape for the golf industry, and for True Temper in particular, is shaping up to be more positive in 2005; and we believe that on a full year basis we will exceed our 2004 results in both sales and Adjusted EBITDA.  More new product launches from our customers are being scheduled, which should help to drive the overall market, and the channel inventory corrections, which are making this year so challenging, will have cleared the way for the new product flow.  In addition, we feel that the cost control actions we have undertaken this year will position True Temper very well when the industry does rebound.  However, given the limited visibility at this time we cannot provide specific guidance as to when the impact of the new product launches and channel clearing will generate positive year over year quarterly results.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Wednesday, November 10, 2004 at 2:00 p.m. Eastern Time.  Interested parties may participate by calling 888-677-5721 just prior to the start time.  Callers should request the “True Temper Earnings Call,” with the passcode “True

Temper.”  A replay of the conference call will be available from approximately 5:00 p.m. Eastern Time on November 10, 2004 until 5:00 p.m. Eastern Time on November 17, 2004.  The replay may be accessed by calling 888-568-0648 or 402-998-1531.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to, comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance.  However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements.  Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission (“SEC”), and recently in the Business Risks section of Item 1 to Part 1 of our 2003 Annual Report on Form 10-K filed with the SEC on March 12, 2004, and also disclosed in our Form S-4 Registration Statement filed with the SEC on April 13, 2004.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement.  The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.  The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Quarterly
	Successor Company	Predecessor Company
	Period from June 28 to September 26, 2004	Period from June 30 to September 28, 2003

NET SALES	$21,308	$24,667
Cost of sales	12,929	13,820
GROSS PROFIT	8,379	10,847

Selling, general and administrative expenses	2,610	3,704
Business development, start-up and transition costs	313	175
Transaction and reorganization expenses	25	—
OPERATING INCOME	5,431	6,968

Interest expense, net of interest income	4,111	3,242
Other expenses, net	44	72
INCOME BEFORE INCOME TAXES	1,276	3,654

Income taxes	528	1,355
NET INCOME	$748	$2,299

	Year – To – Date
	Predecessor Company	Successor Company	Combined Company	Predecessor Company
	Period from January 1 to March 14, 2004	Period from March 15 to September 26, 2004	Period from January 1 to September 26, 2004	Period from January 1 to September 28, 2003
NET SALES	$20,247	$56,605	$76,852	$88,759
Cost of sales	11,871	34,040	45,911	52,772
GROSS PROFIT	8,376	22,565	30,941	35,987

Selling, general and administrative expenses	3,635	6,513	10,148	11,383
Business development, start-up and transition costs	100	495	595	459
Transaction and reorganization expenses	5,381	25	5,406	—
Loss on early extinguishment of long-term debt	9,217	—	9,217	—
OPERATING INCOME (LOSS)	(9,957)	15,532	5,575	24,145

Interest expense, net of interest income	2,498	8,790	11,288	9,893
Other expenses (income), net	(2)	58	56	118
INCOME (LOSS) BEFORE INCOME TAXES	(12,453)	6,684	(5,769)	14,134

Income taxes	(2,845)	2,626	(219)	5,500
NET INCOME (LOSS)	$(9,608)	$4,058	$(5,550)	$8,634

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Successor Company	Predecessor Company
	September 26, 2004	December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,314	$8,389
Receivables, net	14,026	15,612
Inventories	21,872	15,656
Prepaid expenses and other current assets	3,344	2,271
Total current assets	43,556	41,928

Property, plant and equipment, net	13,972	15,026
Goodwill, net	256,028	71,506
Deferred tax assets	49,389	47,902
Other assets	7,187	3,254
Total assets	$370,132	$179,616

LIABILITIES & STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$—	$4,500
Accounts payable	6,704	4,992
Accrued expenses and other current liabilities	7,564	8,675
Total current liabilities	14,268	18,167

Long-term debt, net of current portion	232,725	109,230
Other liabilities	6,344	3,426
Total liabilities	253,337	130,823

STOCKHOLDER’S EQUITY
Common stock — par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	112,715	40,326
Retained earnings	4,058	8,796
Accumulated other comprehensive income (loss), net of taxes	22	(329)
Total stockholder’s equity	116,795	48,793
Total liabilities and stockholder’s equity	$370,132	$179,616

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Predecessor Company	Successor Company	Combined Company	Predecessor Company
	Period from January 1 to March 14, 2004	Period from March 15 to September 26, 2004	Period from January 1 to September 26, 2004	Period from January 1 to September 28, 2003
OPERATING ACTIVITIES
Net income (loss)	$(9,608)	$4,058	$(5,550)	$8,634
Adjustments to reconcile net income (loss) to net cash provided operating activities:
Depreciation and amortization	671	1,671	2,342	2,179
Amortization of deferred financing costs	109	678	787	676
Loss on disposal of property, plant and equipment	—	40	40	82
Transaction and reorganization expenses	5,381	25	5,406	—
Loss on early extinguishment of long-term debt	9,217	—	9,217	—
Deferred taxes	(3,015)	2,527	(488)	5,411
Changes in operating assets and liabilities, net	227	(1,702)	(1,475)	3,384
Net cash provided by operating activities	2,982	7,297	10,279	20,366

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(330)	(1,048)	(1,378)	(2,411)
Net cash used in investing activities	(330)	(1,048)	(1,378)	(2,411)

FINANCING ACTIVITIES
Proceeds from issuance of bank debt	—	110,000	110,000	—
Proceeds from issuance of Senior Subordinated Notes	—	125,000	125,000	—
Principal payments on bank debt	(7,700)	(2,275)	(9,975)	(3,000)
Repay bank debt, including accrued interest	—	(6,335)	(6,335)	—
Call Senior Subordinated Notes, including accrued interest and call premium	—	(109,160)	(109,160)	—
Payment of debt issuance costs	—	(8,678)	(8,678)	(273)
Dividends paid	—	(102,518)	(102,518)	(3,339)
Transaction and reorganization expenses, including cash payments for direct acquisition costs	(463)	(10,805)	(11,268)	—
Other financing activity	(42)	—	(42)	(100)
Net cash used in financing activities	(8,205)	(4,771)	(12,976)	(6,712)

Net increase (decrease) in cash	(5,553)	1,478	(4,075)	11,243
Cash at beginning of period	8,389	2,836	8,389	7,070
Cash at end of period	$2,836	$4,314	$4,314	$18,313

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus management services fees, business development, start-up and transition costs, union contract ratification bonus, transaction and reorganization expenses and loss on early extinguishment of debt. Not all adjustments described are applicable to the periods identified in the table below.

EBITDA and Adjusted EBITDA for the third quarter of 2004 and 2003 are calculated as follows:

	Quarterly
	Successor Company	Predecessor Company
	Period from June 28 to September 26, 2004	Period from June 30 to September 28, 2003
Operating income	$5,431	$6,968
Plus:
Depreciation and amortization	835	716
EBITDA	6,266	7,684
Plus:
Business development, start-up and transition costs	313	175
Transaction and reorganization expenses	25	—
Management services fee	125	125
Adjusted EBITDA	$6,729	$7,984

EBITDA and Adjusted EBITDA for the first nine months of 2004 and 2003 are calculated as follows:

	Year – To - Date
	Predecessor Company	Successor Company	Combined Company	Predecessor Company
	Period from January 1 to March 14, 2004	Period from March 15 to September 26, 2004	Period from January 1 to September 26, 2004	Period from January 1 to September 28, 2003
Operating income (loss)	$(9,957)	$15,532	$5,575	$24,145
Plus:
Depreciation and amortization	671	1,671	2,342	2,179
EBITDA	(9,286)	17,203	7,917	26,324
Plus:
Business development, start-up and transition costs	100	495	595	459
Union contract ratification bonus	—	—	—	683
Transaction and reorganization expenses	5,381	25	5,406	—
Loss on early extinguishment of long-term debt	9,217	—	9,217	—
Management services fee	108	267	375	375
Adjusted EBITDA	$5,520	$17,990	$23,510	$27,841

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the third quarter of 2004 and 2003:

	Quarterly
	Successor Company	Predecessor Company
	Period from June 28 to September 26, 2004	Period from June 30 to September 28, 2003
Adjusted EBITDA	$6,729	$7,984
Cash interest payments	(6,333)	(337)
Cash income tax payments	(46)	47
Business development, start-up and transition costs	(313)	(175)
Management fee	(250)	(125)
Changes in working capital requirements and other	1,734	967

Net cash provided by operating activities	$1,521	$8,361

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the first nine months of 2004 and 2003:

	Year — To — Date
	Predecessor Company	Successor Company	Combined Company	Predecessor Company
	Period from January 1 to March 14, 2004	Period from March 15 to September 26, 2004	Period from January 1 to September 26, 2004	Period from January 1 to September 28, 2003
Adjusted EBITDA	$5,520	$17,990	$23,510	$27,841
Cash interest payments	(348)	(7,361)	(7,709)	(6,434)
Cash income tax payments	(174)	56	(118)	(11)
Business development, start-up and transition costs	(100)	(495)	(595)	(459)
Management fee	(108)	(250)	(358)	(375)
Changes in working capital requirements and other	(1,808)	(2,643)	(4,451)	(196)
Net cash provided by operating activities	$2,982	$7,297	$10,279	$20,366